EXHIBIT 23.1

                              [KLT LOGO GOES HERE]

                            KYLE L. TINGLE, CPA, LLC
                          PERSONAL FINANCIAL PLANNING,
                        BUSINESS SERVICES & TAX PLANNING


December 22, 2005


To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated March 14, 2005 accompanying the audited financial statements of Madison Explorations, Inc. as of December 31, 2004, in the Registration Statement on Form 10SB-12G Amendment #2, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Registration Statement.

Very truly yours,

/s/ KYLE L. TINGLE, CPA, LLC

KYLE L. TINGLE
KYLE L. TINGLE, CPA, LLC












  P.O. Box 50329 HENDERSON, NEVADA 89016 Phone:(702)450-2200, Fax:(702)436-4218
                       e-mail: ktingle@kyletinglecpa.com